Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-193126) of Public Service Enterprise Group Incorporated of our report dated June 26, 2020, relating to the financial statements and supplemental schedule of Long Island Electric Utility ServCo LLC Incentive Thrift Plan I which appear on this Form 11-K for the year ended December 31, 2019.

/s/ Kronick Kalada Berdy & Co., P.C.
Kingston, Pennsylvania
June 26, 2020